                                                               Exhibit (12)(a)

                   COMPASS BANCSHARES, INC. AND SUBSIDIARIES
  Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                                 (In Thousands)
                                   (Unaudited)

                                               Six Months Ended
                                                   June 30
                                            -----------------------
                                                1999        1998
                                            -----------  ----------
Pretax income                                 $163,009    $140,829
Add fixed charges:
  Interest on deposits                         198,766     198,134
  Interest on borrowings                        92,643      69,695
  Portion of rental expense
   representing interest expense                 3,198       2,878
                                             ----------  ----------
      Total fixed charges                      294,607     270,707
                                             ----------  ----------
    Income before fixed charges               $457,616    $411,536
                                             ==========  ==========

Total fixed charges                           $294,607    $270,707
Preferred stock dividends and
 redemption premium                              1,552       1,533
Tax effect of preferred stock dividends            819         785
                                            ----------   ----------
Combined fixed charges and preferred
 stock dividends                              $296,978    $273,025
                                            ==========   ==========



Pretax income                                 $163,009    $140,829
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                        92,643      69,695
  Portion of rental expense
   representing interest expense                 3,198       2,878
                                            ----------   ----------
Total fixed charges                             95,841      72,573
                                            ----------   ----------
Income before fixed charges (excluding
 interest on deposits)                        $258,850    $213,402
                                            ==========   ==========

Total fixed charges                           $ 95,841    $ 72,573
Preferred stock dividends and
 redemption premium                              1,552       1,533
Tax effect of preferred stock
 dividends                                         819         785
                                            ----------   ----------
Combined fixed charges and preferred
 stock dividends                              $ 98,212    $ 74,891
                                            ==========   ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
  Including interest on deposits                 1.54x       1.51x
  Excluding interest on deposits                 2.64x       2.85x



                                                               Exhibit (12)(b)

                   COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                       Ratio of Earnings to Fixed Charges
                                 (in Thousands)
                                   (Unaudited)

                                               Six Months Ended
                                                   June 30
                                            -----------------------
                                                1999        1998
                                            -----------  ----------
Pretax income                                $ 163,009   $ 140,829
Add fixed charges:
  Interest on deposits                         198,766     198,134
  Interest on borrowings                        92,643      69,695
  Portion of rental expense
   representing interest expense                 3,198       2,878
                                             ----------  ----------
      Total fixed charges                      294,607     270,707
                                             ----------  ----------
    Income before fixed charges              $ 457,616   $ 411,536
                                             ==========  ==========

Pretax income                                $ 163,009   $ 140,829
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                        92,643      69,695
  Portion of rental expense
   representing interest expense                 3,198       2,878
                                             ----------  ----------
      Total fixed charges                       95,841      72,573
                                             ----------  ----------
    Income before fixed charges
     (excluding interest on deposits)        $ 258,850   $ 213,402
                                             ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                 1.55x       1.52x
  Excluding interest on deposits                 2.70x       2.94x
